Exhibit 99.1

VIVINT SOLAR reports THIRD QUARTER 2018 RESULTS

LEHI, Utah, November 6, 2018 -- Vivint Solar (NYSE: VSLR), today announced financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Operating Highlights

Key operating and development highlights include:

•	MWs Booked of approximately 74 MWs for the quarter.

•	MWs Installed of approximately 54 MWs for the quarter. Total cumulative MWs installed were approximately 1,007 MWs.

•	Installations were 7,547 for the quarter. Cumulative installations were 146,868.

•	Estimated Gross Retained Value increased by approximately $74 million during the quarter to approximately $1.9 billion. Estimated Retained Value per Watt at quarter end was $2.03.

•

Cost per Watt was $3.21, an increase from $3.11 in the second quarter of 2018 and an increase from $2.94 in the third quarter of 2017. Adjusting for closing fees associated with the forward flow financing agreement, Vivint Solar’s cost per Watt would have been $3.06.

Financing Activity

As of September 30, 2018, the company had $345 million in undrawn capacity in the aggregation facility, $118 million in undrawn capacity in the forward flow loan facility, and approximately 139 MWs of available installation capacity remaining in its tax equity funds.

Summary Third Quarter 2018 Financial Results

$ amounts in millions, except per share data
	Three Months Ended Sept. 30,
	2018	2017	YoY
Revenue:
Operating leases and incentives	$53.5	$45.9	up 16%
Solar energy system and product sales	24.3	29.2	down 17%
Total Revenue	77.8	75.1	up 4%
Cost of revenue:
Operating leases and incentives	42.1	34.7	up 21%
Solar energy system and product sales	17.7	22.2	down 20%
Total cost of revenue	59.8	56.9	up 5%
Gross profit	18.0	18.2	down 1%
Loss from Operations	(28.3)	(12.0)	down 136%
Net (loss) income	$(7.9)	$6.9	down 214%
Net (loss) income per share	$(0.07)	$0.06	down 217%
Non-GAAP net loss per share	$(0.61)	$(0.33)	down 85%

Guidance for the Fourth Quarter 2018

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding projected 2018 financial results.

For the fourth quarter of 2018, Vivint Solar expects:

•	MW Installed: 53 to 57 MWs

•	Cost per Watt: $3.00 - $3.07

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Tuesday, November 6, 2018, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.833.286.5799 or 1.647.689.4443 for international callers. The conference ID is 357 9119. A listen-only webcast will be accessible on the investor relations page of the company’s website at investors.vivintsolar.com/ and will be archived and available on this site until February 28, 2019. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on the investor relations page of the site by 5:00 p.m. ET along with this press release and the financial information discussed on today’s conference call at investors.vivintsolar.com/.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With Vivint Solar, customers can power their homes with clean, renewable energy and typically achieve significant financial savings over time. Offering integrated residential solar solutions for the entire customer lifecycle, Vivint Solar designs and installs the solar energy systems for its customers, and offers monitoring and maintenance services. In addition to being able to purchase a solar energy system outright, customers may benefit from Vivint Solar's affordable, flexible financing options, power purchase agreements, or lease agreements, where available. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s guidance for Megawatts Installed and Cost per Watt, installation capacity remaining in tax equity funds, growth prospects, and operating and financial results, such as estimates of nominal contracted payments remaining, estimated retained value, and estimated retained value per watt, including the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs, and other federal and state incentives; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage growth, product offering mix, and costs effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at investors.vivintsolar.com/.

Vivint Solar, Inc.
Condensed Consolidated Unaudited Balance Sheets
(In thousands)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$188,627	$108,452
Accounts receivable, net	19,910	19,665
Inventories	15,780	22,597
Prepaid expenses and other current assets	24,662	34,049
Total current assets	248,979	184,763
Restricted cash and cash equivalents	68,341	46,486
Solar energy systems, net	1,858,743	1,673,532
Property and equipment, net	11,082	15,078
Intangible assets, net	676	862
Prepaid tax asset, net	—	505,883
Other non-current assets, net	28,696	37,325
TOTAL ASSETS	$2,216,517	$2,463,929
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$44,909	$40,736
Accounts payable—related party	83	163
Distributions payable to non-controlling interests and redeemable non-controlling interests	11,236	16,437
Accrued compensation	25,789	20,992
Current portion of long-term debt	10,515	13,585
Current portion of deferred revenue	25,480	41,846
Current portion of capital lease obligation	2,305	4,166
Accrued and other current liabilities	37,328	29,675
Total current liabilities	157,645	167,600
Long-term debt, net of current portion	1,143,957	925,964
Deferred revenue, net of current portion	12,728	29,200
Capital lease obligation, net of current portion	648	1,599
Deferred tax liability, net	413,076	342,382
Other non-current liabilities	12,522	13,674
Total liabilities	1,740,576	1,480,419
Commitments and contingencies
Redeemable non-controlling interests	121,820	122,444
Stockholders’ equity:
Common stock	1,193	1,151
Additional paid-in capital	570,506	559,788
Accumulated other comprehensive income	95	6,905
(Accumulated deficit) retained earnings	(266,767)	213,107
Total stockholders’ equity	305,027	780,951
Non-controlling interests	49,094	80,115
Total equity	354,121	861,066
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$2,216,517	$2,463,929

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue:
Operating leases and incentives	$53,470	$45,909	$139,349	$119,711
Solar energy system and product sales	24,346	29,230	87,515	81,537
Total revenue	77,816	75,139	226,864	201,248
Cost of revenue:
Cost of revenue—operating leases and incentives	42,135	34,731	122,188	103,564
Cost of revenue—solar energy system and product sales	17,700	22,168	62,735	63,664
Total cost of revenue	59,835	56,899	184,923	167,228
Gross profit	17,981	18,240	41,941	34,020
Operating expenses:
Sales and marketing	15,841	9,808	40,999	28,037
Research and development	475	896	1,472	2,687
General and administrative	29,803	19,379	71,533	60,259
Amortization of intangible assets	142	139	408	418
Total operating expenses	46,261	30,222	114,412	91,401
Loss from operations	(28,280)	(11,982)	(72,471)	(57,381)
Interest expense, net	18,715	16,148	46,973	47,707
Other (income) expense, net	(1)	195	(6,371)	1,186
Loss before income taxes	(46,994)	(28,325)	(113,073)	(106,274)
Income tax expense	25,698	9,375	79,693	23,932
Net loss	(72,692)	(37,700)	(192,766)	(130,206)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(64,824)	(44,605)	(190,038)	(155,383)
Net (loss attributable) income available to common stockholders	$(7,868)	$6,905	$(2,728)	$25,177
Net (loss attributable) income available per share to common stockholders:
Basic	$(0.07)	$0.06	$(0.02)	$0.22
Diluted	$(0.07)	$0.06	$(0.02)	$0.21
Weighted-average shares used in computing net (loss attributable) income available per share to common stockholders:
Basic	118,767	114,505	116,871	112,554
Diluted	118,767	119,465	116,871	117,825

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(72,692)	$(37,700)	$(192,766)	$(130,206)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,665	15,632	50,839	44,671
Amortization of intangible assets	142	139	408	418
Deferred income taxes	25,948	33,238	80,121	98,493
Stock-based compensation	3,103	2,249	9,884	9,501
Loss on solar energy systems and property and equipment	1,414	1,258	4,439	5,024
Non-cash interest and other expense	1,661	2,044	15,317	7,355
Reduction in lease pass-through financing obligation	(1,385)	(1,550)	(3,549)	(3,545)
Losses (gains) on interest rate swaps	—	200	(1,279)	1,193
Changes in operating assets and liabilities:
Accounts receivable, net	4,444	(7,844)	(245)	(16,859)
Inventories	(2,645)	(3,661)	6,817	(8,517)
Prepaid expenses and other current assets	655	(5,084)	8,931	16,289
Prepaid tax asset, net	—	(19,866)	—	(62,972)
Other non-current assets, net	(1,429)	104	(8,042)	(5,921)
Accounts payable	(957)	1,109	941	994
Accrued compensation	6,719	3,522	4,390	1,500
Deferred revenue	4,073	5,004	(6,441)	11,673
Accrued and other liabilities	9,092	(44)	7,177	6,235
Net cash used in operating activities	(4,192)	(11,250)	(23,058)	(24,674)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(87,301)	(66,192)	(233,548)	(211,225)
Payments for property and equipment	(64)	(39)	(129)	(672)
Proceeds from disposals of solar energy systems and property and equipment	492	852	2,335	1,952
Purchase of intangible assets	(223)	—	(223)	—
Proceeds from state tax credits	—	2,216	—	2,216
Net cash used in investing activities	(87,096)	(63,163)	(231,565)	(207,729)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	86,634	46,777	194,921	162,291
Distributions paid to non-controlling interests and redeemable non-controlling interests	(13,171)	(11,294)	(41,729)	(33,774)
Proceeds from long-term debt	41,748	33,000	917,748	306,750
Payments on long-term debt	(4,462)	(5,631)	(693,782)	(164,935)
Payments for debt issuance and deferred offering costs	(3,494)	(267)	(21,209)	(13,677)
Proceeds from lease pass-through financing obligation	994	980	2,491	2,467
Principal payments on capital lease obligations	(732)	(1,070)	(2,663)	(3,413)
Proceeds from issuance of common stock	39	370	876	603
Net cash provided by financing activities	107,556	62,865	356,653	256,312
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS	16,268	(11,548)	102,030	23,909
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—Beginning of period	240,700	158,896	154,938	123,439
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—End of period	$256,968	$147,348	$256,968	$147,348

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Installations	7,547	6,678	7,076
Megawatts installed	54.3	47.0	46.5

	As of
	September 30,	June 30,	September 30,
	2018	2018	2017
Cumulative installations	146,868	139,321	120,363
Cumulative megawatts installed	1,006.6	952.3	820.3
Estimated nominal contracted payments remaining (in millions)	$3,444.4	$3,267.3	$2,913.2
Estimated retained value under energy contracts (in millions)	$1,427.2	$1,379.8	$1,175.5
Estimated retained value of renewal (in millions)	$451.8	$424.7	$359.7
Estimated gross retained value (in millions)	$1,879.0	$1,804.5	$1,535.2
Estimated gross retained value per watt	$2.03	$2.06	$1.98

Sensitivity Analysis for Retained Value

The following table provides quantitative sensitivity analysis of our estimate of retained value of solar energy systems under contracts as of September 30, 2018, including both the contracted and estimated renewal portion, at a range of discount rates (retained value amounts in millions):

	4%	6%	8%
Estimated retained value under energy contracts	$1,691.3	$1,427.2	$1,218.8
Estimated retained value of renewal	699.1	451.8	295.2
Total estimated gross retained value	$2,390.4	$1,879.0	$1,514.0

Non-GAAP Earnings per Share (EPS) Before Non-controlling Interests

We report GAAP EPS, which is based upon net (loss attributable) income available to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally, the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.61) and ($1.65) for the three and nine months ended September 30, 2018.

Vivint Solar, Inc.
Reconciliation from GAAP EPS to Non-GAAP EPS
(In thousands, except per share data)

	Three Months Ended
	September 30, 2018		September 30, 2017
	Net Loss	EPS	Net Loss	EPS
Net (loss attributable) income available to common stockholders	$(7,868)	$(0.07)	$6,905	$0.06
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(64,824)	(0.54)	(44,605)	(0.39)
Non-GAAP net loss	$(72,692)	$(0.61)	$(37,700)	$(0.33)
Weighted-average shares used in computing net loss per share		118,767		114,505

	Nine Months Ended
	September 30, 2018		September 30, 2017
	Net Loss	EPS	Net Loss	EPS
Net (loss attributable) income available to common stockholders	$(2,728)	$(0.02)	$25,177	$0.22
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(190,038)	$(1.63)	(155,383)	$(1.38)
Non-GAAP net loss	$(192,766)	$(1.65)	$(130,206)	$(1.16)
Weighted-average shares used in computing net loss per share:		116,871		112,554

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Gross Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors, debt associated with forward flow facilities, and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Gross Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for energy contracts.

Investor Contact:

Rob Kain
855-842-1844

ir@vivintsolar.com

Press Contact:

Helen Langan
385-202-6577

pr@vivintsolar.com